UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2006

Ready Credit Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50968	20-1667449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 279-2005
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2006, Ready Credit Corporation, a Nevada corporation (the “Company”), entered into a Processing Only Master Client Agreement (the “Agreement”) with RBS Lynk Incorporated, a Georgia corporation. The Agreement is effective as of March 29, 2006. RBS Lynk is a certified card processor with the Card Associations, and provides host-based services for stored-value and prepaid card-issuing programs. Under the Agreement, RBS Lynk will provide card-processing services to the Company through the Company’s sponsor bank, Palm Desert National Bank, N.A. In exchange for the services, the Agreement requires the Company to pay RBS Lynk certain fees, including initial set-up fees, training and data-conversion fees, and per-transaction fees. In this regard, the Agreement provides, after an initial “ramp-up” period, a minimum monthly per-transaction revenue guarantee to RBS Lynk.

The Agreement has an initial term of two years which will renew for successive one-year periods unless a party notifies the other of its desire to terminate at least 90 days prior to the next-scheduled termination date. The Company may, however, terminate the Agreement earlier by paying RBS Lynk a termination fee, which fee decreases as the Agreement matures. The Agreement also contains other customary early-termination provisions, representations, warranties and covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READY CREDIT CORPORATION
(REGISTRANT)

Date: June 16, 2006	By:	/s/ Brian D. Niebur
Brian D. Niebur
Chief Financial Officer